                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------


                        DATE OF REPORT: JANUARY 27, 1997

                                 --------------

                              CHECKFREE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 --------------



    Delaware                        0-26802                 31-1013521
-------------------            --------------------       -------------------
(STATE OR OTHER               (COMMISSION FILE NO.)       (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)
                                 --------------


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (770) 441-3387
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)


                                 --------------



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                 --------------

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On September 15, 1996, Checkfree Corporation, a Delaware corporation ("Checkfree"), Checkfree Acquisition Corporation II, a Delaware corporation and a wholly owned subsidiary of Checkfree ("Checkfree Acquisition"), Intuit Inc., a Delaware corporation ("Intuit"), and Intuit Services Corporation, a Delaware corporation ("ISC"), entered into an Agreement and Plan of Merger, dated as of January 15, 1996, as amended (the "Merger Agreement"), whereby Checkfree Acquisition would be merged with and into ISC with ISC being the surviving entity as a wholly owned subsidiary of Checkfree (the "Acquisition"). Under the terms of the Merger Agreement, Checkfree agreed to acquire the stock of ISC in exchange for 12,600,000 shares of Checkfree common stock, $.01 par value. The Acquisition was completed on January 27, 1997. ISC's principal business is to provide on-line electronic banking and bill payment processing services (including Intuit's on-line banking and online bill payment services) to approximately 40 financial institutions (including six of the ten largest domestic banks and American Express), their customers, and a variety of merchants. ISC also supports BankNow, an Intuit home banking service that is available on America Online, and banking, bill payment and stock quote services accessible through Microsoft Money. ISC's current operations include data processing and storage, maintenance and development of multiple on-line connections to other entities (including companies other than Intuit), and telephone support for both customer service and technical support. However, to date, ISC's services have been marketed to and designed primarily for users of Intuit's Quicken personal finance software program. The Company accounted for the Acquisition using the purchase method of accounting.

         Checkfree's Board of Directors approved the issuance of the additional 12,600,000 shares on September 15, 1996. Checkfree's stockholders approved the issuance of the additional 12,600,000 shares at a Special Meeting of Stockholders held on January 27, 1997. The shares of Common Stock received by Intuit, as the sole stockholder of ISC, are not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder.

           The transaction was accomplished through arms-length negotiations between Checkfree's management and ISC's management. ISC's sole stockholder approved the Acquisition on January 27, 1997. There was no material relationship between ISC's sole stockholder and Checkfree or any of Checkfree's affiliates, any of Checkfree's directors or officers, or any associate of any such Checkfree director or officer, prior to this transaction.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The financial statements of ISC as audited by its independent auditors for the periods reflected therein are set forth in this report beginning on page F-1.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The required pro forma financial statements for Checkfree and ISC are hereby incorporated by reference to the Unaudited Pro Forma Condensed Combining Financial Information contained in the Company's definitive Proxy Statement for the Special Meeting of Stockholders held on January 27, 1997, filed with the Securities and Exchange Commission on December 23, 1996.

         (c)      EXHIBITS.

             Exhibit No.                  Description

                2(a) Agreement and Plan of Merger, dated as of September 15, 1996, among Checkfree Corporation, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation. (Reference is made to Exhibit 2 to the Current Report on Form 8-K, dated September 15, 1996, filed with the Securities and Exchange Commission on September 26, 1996, and incorporated herein by reference.)

                2(b) Amendment No. 1 to Agreement and Plan of Merger, dated as of September 15, 1996, among the Registrant, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation (Reference is made to Appendix A to the Proxy Statement for the Special Meeting of Stockholders held on January 27, 1997, filed with the Securities and Exchange Commission on December 23, 1996, and incorporated herein by reference.)

                23(a)          Consent of Ernst & Young LLP.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CHECKFREE CORPORATION



Date:  January 27, 1997               By:   /s/ John M. Stanton
                                          ------------------------------------
                                          John M. Stanton, Vice President and
                                          Treasurer

                          Intuit Services Corporation

                         INDEX TO FINANCIAL STATEMENTS

                                                                      PAGE
                                                                      ----

Financial Statements of ISC

Report of Ernst & Young LLP, Independent Auditors......................F-2

Balance Sheets.........................................................F-3
Statements of Operations...............................................F-4
Statement of Stockholder's Equity (Net Capital Deficiency).............F-5
Statements of Cash Flows...............................................F-6
Notes to Financial Statements..........................................F-7

               Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholder
Intuit Services Corporation

We have audited the accompanying balance sheets of Intuit Services Corporation (a wholly owned subsidiary of Intuit Inc.) as of July 31, 1995 and 1996, and the related statements of operations, stockholder's equity (net capital deficiency), and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intuit Services Corporation at July 31, 1995 and 1996, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.

                                                          /s/ ERNST & YOUNG LLP
                                                          ---------------------
                                                              Ernst & Young LLP

Palo Alto, California
January 21, 1996

                          Intuit Services Corporation

                                 Balance Sheets

                                                                              JULY 31,
                                                            ---------------------------------------------       OCTOBER 31,
                                                                       1995                  1996                  1996
                                                            -------------------------------------------------------------------
                                                                                                                (Unaudited)
ASSETS
Current assets:
   Cash                                                            $   134,825           $    600,523          $    958,000
   Accounts receivable, net of allowance for doubtful
     accounts of $107,328, $548,904 and $548,904 at July
     31, 1995 and 1996 and October 31, 1996, respectively              389,158              2,837,798             2,712,000
   Other current assets                                                 59,395                136,321               137,321
                                                            -------------------------------------------------------------------
Total current assets                                                   583,378              3,574,642             3,807,321

Property and equipment, net                                          1,885,038             15,918,603            15,557,777
Intangible assets, net                                               3,398,238                903,238               647,238
Goodwill, net                                                        1,227,695                411,695               207,695
                                                            -------------------------------------------------------------------
Total assets                                                       $ 7,094,349           $ 20,808,178          $ 20,220,031
                                                            ===================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY (NET CAPITAL
   DEFICIENCY)
Current liabilities:
   Accounts payable                                                $   280,564           $  2,484,620          $    836,000
   Payable to parent                                                 5,572,614             29,939,069            35,173,575
   Accrued compensation                                                 75,038                623,775               428,000
   Other accrued liabilities                                           158,780                283,258               402,000
                                                            -------------------------------------------------------------------
Total current liabilities                                            6,086,996             33,330,722            36,839,575

Commitments

Stockholder's equity (net capital deficiency):
   Common stock, $1.00 par value; 1,000,000 shares
     authorized; 100 shares issued and outstanding                         100                    100                   100
   Additional paid-in capital                                        7,684,900              7,684,900             7,684,900
   Accumulated deficit                                              (6,677,647)           (20,207,544)          (24,304,544)
                                                            -------------------------------------------------------------------
Total stockholder's equity (net capital deficiency)                  1,007,353            (12,522,544)          (16,619,544)
                                                            -------------------------------------------------------------------
                                                                   $ 7,094,349           $ 20,808,178          $ 20,220,031
                                                            ===================================================================


                            See accompanying notes.

                          Intuit Services Corporation

                            Statements of Operations

                                     PREDECESSOR
                                       ENTITY
                                     -----------
                                      AUGUST 1,       JULY 15,
                                         1993           1994                                             THREE MONTHS ENDED
                                       THROUGH        THROUGH              YEAR ENDED JULY 31,               OCTOBER 31,
                                       JULY 14,       JULY 31,      ---------------------------------------------------------------
                                         1994           1994             1995            1996              1995             1996
                                     ----------------------------------------------------------------------------------------------
                                     (Unaudited)    (Unaudited)                                        (Unaudited)      (Unaudited)
Net revenue                             $1,450,170              -     $ 3,194,442      14,331,308   $    1,404,910   $    7,116,000

Cost of sales                              551,881              -       1,556,639       7,795,287          842,201        2,025,000
Amortization of purchased software               -              -       1,529,000       1,471,000          367,000                -
                                     ----------------------------------------------------------------------------------------------
Gross profit                               898,289              -         108,803       5,065,021          195,709        5,091,000

Costs and expenses:

   Customer service and
     technical support                     214,620              -         498,657       5,048,985          608,443        2,027,000
   Selling and marketing                   183,960              -       1,479,000       4,190,819          688,750        3,017,000
   Research and development                383,251              -       1,649,904       2,638,264          939,056        1,872,000
   General and administrative              199,290              -       1,931,108       4,876,850          900,192        1,812,000
   Charge for purchased
     research and development                    -      1,388,476               -               -                -                -
   Amortization of
     goodwill and intangibles                    -              -       1,917,000       1,840,000          460,000          460,000
                                     ----------------------------------------------------------------------------------------------
Total costs and expenses                   981,121      1,388,476       7,475,669      18,594,918        3,596,441        9,188,000
                                     ----------------------------------------------------------------------------------------------

Net loss before tax benefit                (82,832)    (1,388,476)     (7,366,866)    (13,529,897)      (3,400,732)      (4,097,000)
Tax benefit                                      -              -       2,077,695               -                -                -
                                     ----------------------------------------------------------------------------------------------
Net loss                                $  (82,832)   $(1,388,476)    $(5,289,171)   $(13,529,897)     $(3,400,732)     $(4,097,000)
                                     ==============================================================================================


                            See accompanying notes.

                          Intuit Services Corporation

           Statement of Stockholder's Equity (Net Capital Deficiency)


                                                                                                                    TOTAL
                                                                                                                STOCKHOLDER'S
                                                         COMMON STOCK        ADDITIONAL                            EQUITY
                                                 ------------------------      PAID-IN       ACCUMULATED        (NET CAPITAL
                                                    SHARES        AMOUNT       CAPITAL         DEFICIT           DEFICIENCY)
                                                 ------------------------------------------------------------------------------
Balance at July 31, 1993
   (predecessor entity) (unaudited)                410,033     $ 106,351              -          288,397            394,748
Net loss through July 14, 1994
   (predecessor entity) (unaudited)                      -             -              -          (82,832)           (82,832)
                                                 ------------------------------------------------------------------------------
Balance at July 14, 1994
   (predecessor entity) (unaudited)                410,033       106,351              -          205,565            311,916
Effects of merger with Intuit Inc. (unaudited)    (409,933)     (106,251)     7,684,900         (205,565)         7,373,084
Net loss from July 15, 1994
   to July 31, 1994 (unaudited)                          -             -              -       (1,388,476)        (1,388,476)
                                                 ------------------------------------------------------------------------------
Balance at July 31, 1994 (unaudited)                   100           100      7,684,900       (1,388,476)         6,296,524
Net loss                                                 -             -              -       (5,289,171)        (5,289,171)
                                                 ------------------------------------------------------------------------------
Balance at July 31, 1995                               100           100      7,684,900       (6,677,647)         1,007,353
Net loss                                                 -             -              -      (13,529,897)       (13,529,897)
                                                 ------------------------------------------------------------------------------
Balance at July 31, 1996                               100           100      7,684,900      (20,207,544)       (12,522,544)
Net loss (unaudited)                                     -             -              -       (4,097,000)        (4,097,000)
                                                 ------------------------------------------------------------------------------
Balance at October 31, 1996 (unaudited)                100     $     100     $7,684,900     $(24,304,544)      $(16,619,544)
                                                 ==============================================================================


                            See accompanying notes.

                          Intuit Services Corporation

                            Statements of Cash Flows

                                          PREDECESSOR
                                            ENTITY
                                          -----------
                                           AUGUST 1,        JULY 15,
                                              1993            1994                                         THREE MONTHS ENDED
                                            THROUGH         THROUGH          YEAR ENDED JULY 31,                OCTOBER 31,
                                            JULY 14,        JULY 31,     -----------------------------------------------------------
                                              1994            1994           1995          1996           1995          1996
                                         -------------------------------------------------------------------------------------------
                                          (Unaudited)     (Unaudited)                                  (Unaudited)    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                     $ (82,832)   $(1,388,476)   $(5,289,171)  $(13,529,897)   $(3,380,732)  $(4,097,000)
Adjustments to reconcile net
   loss to net cash used in
   operating activities:
   Charge for purchased
     research and development                        -      1,388,476              -              -              -             -
   Amortization of purchased
     software                                        -              -      1,529,000      1,471,000        367,000             -
   Amortization of goodwill
     and intangibles                                 -              -      1,917,000      1,840,000        460,000       460,000
   Depreciation and amortization                42,731              -        177,019      4,024,134        212,420     1,427,086
                                         ------------------------------------------------------------------------------------------
   Net loss before charges
     for purchased research
     and development, amortization
     and depreciation                          (40,101)             -     (1,666,152)    (6,194,763)    (2,341,312)   (2,209,914)
     Net changes:
       Accounts receivable                    (129,357)             -       (190,997)    (2,448,640)        10,158       125,798
       Other current assets                      1,620              -        (49,106)       (76,926)        14,395        (1,000)
       Accounts payable                         18,070              -        246,222      2,204,056        677,436    (1,648,620)
       Accrued compensation                          -              -         75,038        548,737        227,962      (195,775)
       Deferred income taxes                    (3,049)             -     (2,087,325)             -              -             -
       Other accrued liabilities                     -              -        158,780        124,478       (118,780)      118,742
                                         ------------------------------------------------------------------------------------------
Net cash used in operating activities         (152,817)             -     (3,513,540)    (5,843,058)    (1,530,141)   (3,810,769)
                                         ------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase (disposals) of
  property and equipment                        49,342              -     (1,993,706)   (18,057,699)    (4,104,804)   (1,066,260)

CASH FLOWS FROM FINANCING ACTIVITIES
Payable to parent                                    -              -      5,572,614     24,366,455      6,035,120     5,234,506
                                         ------------------------------------------------------------------------------------------

Increase (decrease) in cash
  and cash equivalents                        (103,475)             -         65,368        465,698        400,175       357,477
Cash and cash equivalents
  at beginning of period                       172,932         69,457         69,457        134,825        134,825       600,523
                                         ------------------------------------------------------------------------------------------
Cash and cash equivalents
  at end of period                           $  69,457    $    69,457    $   134,825   $    600,523    $   535,000   $   958,000
                                         ==========================================================================================


                            See accompanying notes.

                          Intuit Services Corporation

                         Notes to Financial Statements


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY AND BASIS OF PRESENTATION

Intuit Services Corporation (the "Company") is a wholly owned subsidiary of Intuit Inc. ("Intuit"). The Company provides electronic banking and bill payment services.

On July 14, 1994, Intuit acquired all the common stock of National Payment Clearinghouse, Inc. (the "Predecessor"). The acquisition was accomplished through a merger between the Predecessor and Intuit Acquisition Corp., a wholly owned subsidiary of Intuit (which then changed its name to Intuit Services Corporation). The merger was treated as a tax-free reorganization for income tax purposes.

The accompanying financial statements present the results of operations, cash flows, and changes in stockholder's equity (net capital deficiency) for the Predecessor through July 14, 1994 and of Intuit Services Corporation thereafter. For practical purposes, the actual cutoff date was July 31, 1994; however, with the exception of the charge for purchased research and development, the operating activity between July 15, 1994 and July 31, 1994, which is included in the Predecessor, was not significant.

In accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 54, and as a result of Intuit's acquisition of the Predecessor, the Company has utilized the "push-down" basis of accounting and has reflected in its financial statements the excess of cost over the book value of the net assets acquired, determined in accordance with the purchase method of accounting. Accordingly, the purchase price paid by Intuit was allocated to the identifiable assets and liabilities, including purchased research and development, which was charged to the Company's operations at the time of the acquisition. This new basis of accounting resulted in costs in excess of net assets acquired of approximately $9.5 million, of which $1.4 million was written off as purchased research and development in the period ended July 31, 1994. The remaining $8.1 million of identified intangibles and goodwill are being amortized over periods of between one and five years.

                          Intuit Services Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

THE COMPANY AND BASIS OF PRESENTATION (CONTINUED)

Subsequent to the acquisition, Intuit began performing certain services for the Company (see Note 2), including general management, accounting, cash management, and other administrative services. The amounts charged to the Company for such services have been determined based on proportional cost allocations in accordance with Staff Accounting Bulletin No. 55, and have been agreed to by the management of the Company and Intuit. In the opinion of the Company management, the allocation methods used are reasonable. Such allocations, however, are not necessarily indicative of costs that would have been incurred had the Company continued to operate independent of Intuit. No formal agreement currently exists which specifies the nature of services to be provided by Intuit to the Company, or the charges for such services. Therefore, the amounts are not necessarily indicative of the future charges to be incurred by the Company.

The Company's parent, Intuit Inc., develops, markets and supports personal finance, small business accounting and tax preparation software products and electronic services to enable individuals, professionals and small businesses to automate commonly performed financial tasks.

UNAUDITED INFORMATION

Information for the predecessor entity for the period from August 1, 1993 through July 14, 1994, and for the Company from July 15, 1994 to July 31, 1994 are unaudited. The financial statements at October 31, 1996 and for the three months ended October 31, 1995 and 1996 are unaudited. Such information includes all adjustments that the Company considers necessary for a fair presentation of its financial position at such dates and its operating results and cash flows for those periods. Results for interim periods are not necessarily indicative of results for the entire year.

                          Intuit Services Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates are used in determining the collectibility of accounts receivable and assessing the carrying value of remaining purchased intangible balances. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

Research and development costs incurred to establish the technological feasibility of computer software products are charged to operations as incurred.

Software development costs have been expensed in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS 86"). Under SFAS 86, capitalization of software development costs begins upon the establishment of technological feasibility and ends when a product is available for general release to customers. Such costs have been immaterial to date.

CUSTOMER SERVICE AND TECHNICAL SUPPORT

Customer service and technical support costs include customer inquiries and telephone assistance. The costs of post-contract customer support are included in customer service and technical support expenses and are not included in cost of goods sold.

CASH

The Company maintains its cash accounts at one large banking institution. Balances at July 31, 1995 and 1996 and October 31, 1996 consisted of bank checking and payroll accounts.

                          Intuit Services Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives or remaining lease terms.

Property and equipment consist of:

                                                                    JULY 31,
                                                           1995                  1996
                                                  ---------------------------------------------
           Machinery and equipment                        $1,813,876            $16,392,950
           Furniture and fixtures                            265,879              2,344,289
           Leasehold improvements                            103,074              1,503,289
                                                  ---------------------------------------------
                                                           2,182,829             20,240,528
           Less accumulated depreciation
             and amortization                               (297,791)            (4,321,925)
                                                  ---------------------------------------------
                                                          $1,885,038            $15,918,603
                                                  =============================================

GOODWILL AND INTANGIBLE ASSETS

The excess cost over the fair value of net assets acquired (goodwill) and the cost of identified intangibles are being amortized on a straight-line basis over the following periods:

                                                                        NET BALANCE AT
                                                     ------------------------------------------------------
                                                                  JULY 31,
                                                     ------------------------------------  OCTOBER 31,
                                      LIFE IN YEARS         1995             1996              1996
                                    -----------------------------------------------------------------------
Goodwill                                    3             $1,227,695         $411,695         $207,695
Customer lists                              3             $1,294,238         $430,238         $214,238
Covenant not to complete                    5             $  633,000         $473,000         $433,000
Purchased technology                        2             $1,471,000         $      -         $      -

The intangible asset balances presented above are net of total accumulated amortization of $3,446,000 $6,757,000 and $7,217,000 at July 31, 1995 and 1996,
and October 31, 1996, respectively.

                          Intuit Services Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" ("SFAS No. 121"), which requires the review for impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In certain situations, an impairment loss would be recognized. The Company has adopted SFAS No. 121 in Fiscal 1997. The adoption of SFAS No 121 has had no impact upon the Company's financial condition or operating results.

The carrying value of goodwill and intangible assets is reviewed on a regular basis for the existence of facts or circumstances both internally and externally that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on undiscounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

CONCENTRATION OF CREDIT RISK

The Company generates all its revenue from the sale of on-line banking and bill payment services provided to banking institutions as these services are performed. Revenue is recognized, net of discounts, when service is provided.

Financial investments that potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The credit risk in the Company's accounts receivable is mitigated by the fact that the Company performs ongoing credit evaluations of its customers' financial condition, accounts receivable are primarily derived from customers in North America and the customers are large, recognized banking institutions. Generally, no collateral is required. The Company maintains reserves for estimated credit losses and such losses have historically been within management's expectations.

                          Intuit Services Corporation

2. RELATED PARTY TRANSACTIONS

Beginning in fiscal 1995, certain Intuit corporate expenses, primarily related to executive management time, accounting, cash management, and other administrative services, have been allocated to the Company. Total expenses allocated were $1,395,000, $1,840,000 and $1,217,000 for the years ended July 31, 1995 and 1996 and the three months ended October 31, 1996, respectively. Additionally, Intuit has advanced the Company funds for operating requirements and for purchases of property and equipment. These expense allocations and the funds advanced have been recorded as a payable to parent in the accompanying financial statements. The average balances outstanding during the years ended July 31, 1995 and 1996 and the three months ended October 31, 1996 totaled $2,786,000, $17,756,000 and $32,556,000, respectively. No interest expense has been charged on the payable due to Intuit.

3. COMMITMENTS

OPERATING LEASES

The Company leases its office facilities under an operating lease agreement. The lease requires monthly rental payments in varying amounts through September 2001. This lease also requires the Company to pay all property taxes, normal maintenance, and insurance on the leased facilities.

Future minimum lease payments under the noncancelable operating lease as of July 31, 1996 is as follows:

                1997                       $  363,000
                1998                          372,000
                1999                          380,000
                2000                          345,000
                2001                           56,000
                                         --------------
                                           $1,516,000
                                         ==============

Total rental expense under this lease was approximately $69,000, $73,000 and $419,000, for the period from August 1, 1993 to July 14, 1994 and the years ended July 31, 1995 and 1996, respectively.

4. STOCK OPTIONS

Upon acquisition by Intuit, stock options outstanding from the Predecessor entity were assumed by Intuit. No stock options have been issued by the Company. Certain ISC employees have been awarded options under Intuit's 1993 Equity Incentive Plan.

5. INCOME TAXES

The tax position in the financial statements presents the Company on a stand-alone basis. The losses of the Company were benefitted by Intuit on a consolidated basis. Had the Company benefitted the losses, the Company would have had deferred tax assets of approximately $400,000 and $5,000,000 as of July 31, 1995 and 1996. These deferred tax assets would relate primarily to net operating loss carryforwards, and would have been fully offset by a valuation allowance in both years.

6. SIGNIFICANT CUSTOMER INFORMATION

Two customers accounted for 20% and 17% of net revenue in fiscal 1996 and 14% and 26% for the three months ended October 31, 1996, respectively. No customer represented more than 10% of net revenue in any other period presented.

7. SUBSEQUENT EVENT

On September 16, 1996, Intuit Inc. announced plans to sell the Company to Checkfree Corporation ("Checkfree") in exchange for 12.6 million shares of Checkfree common stock. Subject to regulatory and Checkfree stockholder approval, the transaction is expected to be finalized by early calendar year 1997. Upon completion of the transaction, the balance of the payable to Intuit will be forgiven by Intuit.

                                  EXHIBIT INDEX


     Exhibit No.                    Description                            Page

        2(a) Agreement and Plan of Merger, dated as of September 15, 1996, among Checkfree
                       Corporation, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation. (Reference is made to Exhibit 2 to the Current Report on Form 8-K, dated September 15, 1996, filed with the Securities and Exchange
                       Commission on September 26, 1996, and
                       incorporated herein by reference.)

        2(b)           Amendment No. 1 to Agreement and Plan of
                       Merger, dated as of September 15, 1996, among the Registrant, Checkfree Acquisition Corporation II, Intuit Inc., and Intuit Services Corporation (Reference is made to Appendix A to the Proxy Statement for the Special Meeting of Stockholders held on January 27, 1997, filed with the Securities and Exchange Commission on December 23,
                       1996, and incorporated herein by reference.)

        23(a)          Consent of Ernst & Young LLP.